                                                                 Exhibit 99.b.13

                         AMR Investment Services, Inc.

                                        March 30, 1987

Anne H. McNamara
Secretary
American AAdvantage Funds
4200 American Boulevard
Fort Worth, TX 76155


RE: Letter of Investment Intent


Dear Sirs:

Please be advised that the $100,000 investment in American AAdvantage Funds being made on this date by AMR Investment Services, Inc. is being made as an investment with no present intention of redeeming or reselling such shares.

The investment should be distributed as follows:

                                                                       Account
               Fund                                  Amount            Number
-------------------------------------                ------            -------
American AAdvantage Balanced Fund                    $45,000           #12892
American AAdvantage Equity Fund                      $45,000           #12891
American AAdvantage Fixed Income Fund                $ 5,000           #12890
American AAdvantage Money Market Fund                $ 5,000           #12560

                                         Very truly yours,


                                         AMR INVESTMENT SERVICES. INC.


                                         By: /s/ William F. Quinn
                                             -----------------------------
                                             William F. Quinn
                                             President


WFQ/bls


cc: R. Zutz - Kirkpatrick & Lockhart